BYLAWS


                                     OF


                              NBO SYSTEMS, INC.


                           A MARYLAND CORPORATION

                           Table Of Contents Page


ARTICLE I.        CORPORATE OFFICES                                       5
 SECTION 1.01     BUSINESS OFFICE.                                        5
 SECTION 1.02     REGISTERED OFFICE.                                      5

ARTICLE II.       SHAREHOLDERS                                            5
 SECTION 2.01     ANNUAL MEETING.                                         5
 SECTION 2.02     SPECIAL MEETINGS.                                       5
 SECTION 2.03     PLACE OF MEETINGS                                       6
 SECTION 2.04     NOTICE OF MEETINGS.                                     6
 SECTION 2.05     FIXING OF RECORD DATE.                                  6
 SECTION 2.06     VOTING LIST.                                            6
 SECTION 2.07     MEETINGS BY TELECOMMUNICATION.                          7
 SECTION 2.08     SHAREHOLDER QUORUM AND VOTING REQUIREMENTS.             7
 SECTION 2.09     PROXIES.                                                7
 SECTION 2.10     VOTING SHARES.                                          8
 SECTION 2.11     SHAREHOLDER ACTION WITHOUT A MEETING.                   8
 SECTION 2.12     WAIVER.                                                 8

ARTICLE III.      BOARD OF DIRECTORS                                      8
 SECTION 3.01     GENERAL POWERS.                                         8
 SECTION 3.02     NUMBER OF DIRECTORS AND QUALIFICATION.                  9
 SECTION 3.03     ELECTION AND TERM OF OFFICE.                            9
 SECTION 3.04     CHAIRMAN OF THE BOARD OF DIRECTORS.                     9
 SECTION 3.05     REGULAR MEETINGS.                                       9
 SECTION 3.06     SPECIAL MEETINGS.                                       9
 SECTION 3.07     NOTICE.                                                10
 SECTION 3.08     QUORUM.                                                10
 SECTION 3.09     MANNER OF ACTING.                                      10
 SECTION 3.10     VACANCIES AND NEWLY-CREATED DIRECTORSHIPS.             10
 SECTION 3.11     FEES AND COMPENSATION.                                 11
 SECTION 3.12     PRESUMPTION OF ASSENT.                                 11
 SECTION 3.13     RESIGNATIONS.                                          11
 SECTION 3.14     ACTION BY WRITTEN CONSENT.                             11
 SECTION 3.15     MEETINGS BY TELEPHONE CONFERENCE CALL.                 12
 SECTION 3.16     REMOVAL OF DIRECTORS.                                  12

ARTICLE IV.       COMMITTEES                                             12
 SECTION 4.01     COMMITTEES.                                            12
 SECTION 4.02     PROCEDURES, MEETINGS AND QUORUM.                       12

ARTICLE V.        OFFICERS                                               13

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 SECTION 5.01     OFFICERS.                                              13
 SECTION 5.02     APPOINTMENT, TERM OF OFFICE AND QUALIFICATION.         13
 SECTION 5.03     RESIGNATIONS.                                          13
 SECTION 5.04     REMOVAL.                                               13
 SECTION 5.05     VACANCIES AND NEWLY-CREATED OFFICES.                   14
 SECTION 5.06     PRESIDENT.                                             14
 SECTION 5.07     VICE-PRESIDENTS.                                       14
 SECTION 5.08     SECRETARY.                                             14
 SECTION 5.09     TREASURER.                                             15
 SECTION 5.10     ASSISTANT SECRETARIES AND TREASURERS.                  15
 SECTION 5.11     SALARIES.                                              15
 SECTION 5.12     SURETY BONDS.                                          16

ARTICLE VI.       EXECUTION OF INSTRUMENTS, BORROWING OF MONEY
                  AND DEPOSIT OF CORPORATE FUNDS                         16
 SECTION 6.01     INSTRUMENTS.                                           16
 SECTION 6.02     LOANS.                                                 16
 SECTION 6.03     DEPOSITS.                                              16
 SECTION 6.04     CHECKS, DRAFTS, ETC.                                   17
 SECTION 6.05     BONDS AND DEBENTURES.                                  17
 SECTION 6.06     SALE, TRANSFER, ETC. OF SECURITIES.                    17
 SECTION 6.07     PROXIES IN OTHER CORPORATIONS.                         17

ARTICLE VII.      CAPITAL STOCK                                          17
 SECTION 7.01     STOCK CERTIFICATES.                                    17
 SECTION 7.02     SHARES WITHOUT CERTIFICATES.                           18
 SECTION 7.03     TRANSFER OF STOCK.                                     19
 SECTION 7.04     RESTRICTIONS ON TRANSFER OR REGISTRATION OF SHARES.    19
 SECTION 7.05     REGULATIONS.                                           19
 SECTION 7.06     TRANSFER AGENT(S) AND REGISTRAR(S).                    19
 SECTION 7.07     LOST OR DESTROYED CERTIFICATES.                        20
 SECTION 7.08     CONSIDERATION FOR SHARES.                              20

ARTICLE VIII.     INDEMNIFICATION                                        20
 SECTION 8.01     INDEMNIFICATION.                                       20
 SECTION 8.02     MONEY DAMAGES; CERTAIN RESTRICTIONS.                   20
 SECTION 8.03     EXCEPTIONS.                                            21
 SECTION 8.04     MANDATORY INDEMNIFICATION.                             21
 SECTION 8.05     NO INDEMNIFICATION OF DIRECTOR LIABLE FOR IMPROPER
                  PERSONAL BENEFIT.                                      22
 SECTION 8.06     REQUIRED INDEMNIFICATION AGAINST EXPENSES INCURRED IN
                  SUCCESSFUL DEFENSE.                                    22
 SECTION 8.07     DETERMINATION THAT INDEMNIFICATION IS PROPER.          22
 SECTION 8.08     PAYMENT OF EXPENSES IN ADVANCE OF FINAL DISPOSITION OF
                  ACTION.                                                23
 SECTION 8.09     VALIDITY OF INDEMNIFICATION PROVISION.                 23
 SECTION 8.10     REIMBURSEMENT OF DIRECTOR'S EXPENSES INCURRED WHILE
                  APPEARING AS WITNESS.                                  23
 SECTION 8.11     DIRECTOR'S SERVICE TO EMPLOYEE BENEFIT PLAN.           24
 SECTION 8.12     OFFICER, EMPLOYEE OR AGENT.                            24

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 SECTION 8.13     INSURANCE OR SIMILAR PROTECTION.                       24
 SECTION 8.14     REPORT OF INDEMNIFICATION TO STOCKHOLDERS.             25
 SECTION 8.15     GENERAL INDEMNIFICATION.                               25

ARTICLE IX.       FISCAL YEAR                                            25

ARTICLE X.        DIVIDENDS                                              25
ARTICLE XI.       AMENDMENTS                                             25

                                   BYLAWS

                                     OF

                              NBO SYSTEMS, INC.

                           A MARYLAND CORPORATION



                      ARTICLE I.     CORPORATE OFFICES


Section 1.01   Business Office.

The principal office of the corporation shall be located at such place either within or outside the State of Utah, as may be determined by the Board of Directors. The corporation may have such other offices, either within or without the State of Maryland as the Board of Directors may designate or as the business of the corporation may require from time to time.


Section 1.02   Registered Office.

The registered office of the corporation shall be located within the State of Maryland and may be, but need not be, identical with the principal office (if located within the State of Maryland). The address of the registered office may be changed from time to time by the Board of Directors.


                         ARTICLE II.    SHAREHOLDERS


Section 2.01   Annual Meeting.

The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. At the meeting, directors shall be elected and any other proper business may be transacted. If the election of directors shall not be held on the day designated for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.


Section 2.02   Special Meetings.

Special meetings of the shareholders may be called at any time by the Chairman of the Board, by the President, or by the Board of Directors. Special meetings of the shareholders may also be called by the holders of not

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less than one-tenth of all the shares entitled to vote on any issue proposed to be considered at the proposed special meeting by delivery of one or more signed and dated written demands for the meeting stating the purpose for which it is to be held to the corporation's Secretary or other designated officer.


Section 2.03   Place of Meetings

Meetings of shareholders may be held at any place within or outside the State of Maryland as designated by the Board of Directors. In the absence of any such designation, meetings shall be held at the principal office of the corporation.


Section 2.04   Notice of Meetings.

Written or printed notice stating the place, date, and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than ninety
(90) days before the date of the meeting. Notice shall be deemed given when
1) personally delivered to the stockholder; (2) left at the stockholder's residence or usual place of business; (3) mailed to the stockholder at the stockholder's address as it appears on the records of the corporation; or (4) transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means, by or at the direction of the Chairman of the Board of Directors, the President, the Secretary, or the officer or person(s) calling the meeting, to each shareholder of record entitled to vote at such meeting or to any other shareholder entitled by the Maryland General Corporation Law or the corporation's Articles of Incorporation to receive notice of the meeting.


Section 2.05   Fixing of Record Date.

For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to take action without a meeting, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. The record date may not be prior to the close of business on the day the record date is fixed. Except as otherwise provided in this section, the record date shall be not more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.


Section 2.06   Voting List.

Unless otherwise directed by the Board of Directors, the Secretary of the corporation shall prepare a list of the names of all of the shareholders who are entitled to be given notice of the meeting. The list shall be arranged

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by voting group, and within each voting group by class or series of shares.
The list shall be alphabetical within each class or series and must show the address of, and the number of shares held by, each shareholder. The shareholder list must be made available for inspection by any shareholder in accordance with the Maryland General Corporation Law.


Section 2.07   Meetings by Telecommunication.

Any or all of the shareholders may participate in an annual or special meeting of the shareholders by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting can hear each other during the meeting.


Section 2.08   Shareholder Quorum and Voting Requirements.

If the corporation's Articles of Incorporation or the Maryland General Corporation Law provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

If the Articles of Incorporation or the Maryland General Corporation Law provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation, these Bylaws or the Maryland General Corporation Law provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, these Bylaws, or the Maryland General Corporation Law require a greater number of affirmative votes.


Section 2.09   Proxies.

At all meetings of shareholders, a shareholder may vote in person, or vote by a proxy that is executed by the shareholder or that is executed by the shareholder's duly authorized attorney-in-fact, or by a written statement of the appointment transmitted by telegram, teletype, telecopy, or other

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electronic transmission along with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. Such proxy shall be filed with the Secretary of the corporation or any other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.


Section 2.10   Voting Shares.

Each outstanding share, regardless of class, and except as otherwise required by the Maryland General Corporation Law, shall be entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter submitted to a vote at a meeting of the shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation of this corporation as permitted by the Maryland General Corporation Law.

Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

Unless the Articles of Incorporation of this corporation provide otherwise, at each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, all of the votes to which the shareholder's shares are entitled for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote.


Section 2.11   Shareholder Action Without a Meeting.

Any action required to be taken at a meeting of the shareholders, or any other action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


Section 2.12   Waiver.

A shareholder may waive any required notice in accordance with the Maryland General Corporation Law.


                      ARTICLE III.   BOARD OF DIRECTORS


Section 3.01   General Powers.

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation or in a shareholder's agreement authorized under the Maryland General Corporation Law.


Section 3.02   Number of Directors and Qualification.

The authorized number of directors shall be a minimum of three (3) and a maximum of nine (9), and at no time may the number of directors be less than three (3) unless the number of shareholders of the corporation is less than three (3), in which event the corporation may have a number of directors equal to or greater than the number of shareholders. Directors need not be residents of the State of Maryland or shareholders of the corporation.


Section 3.03   Election and Term of Office.

Directors shall be elected at each annual meeting of the shareholders to hold office until the next succeeding annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director.


Section 3.04   Chairman of the Board of Directors.

The Board of Directors may elect a Chairman of the Board of Directors, which person shall at all times be a director. The Chairman of the Board of Directors, if such a person is elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these Bylaws. Unless otherwise restricted by law, the Chairman of the Board of Directors may also be given the duties of an officer of the corporation, as well as serve as an officer, as determined by the Board of Directors. The period(s) of service by the Chairman of the Board of Directors shall be determined by the Board of Directors. In the absence of the Chairman of the Board of Directors, if elected, the Board of Directors may appoint another member of the Board of Directors to conduct the meeting(s) of the Board of Directors.


Section 3.05   Regular Meetings.

The Board of Directors may provide by resolution the time and place, either within or without the State of Maryland, for the holding of regular meetings without notice other than such resolution.


Section 3.06   Special Meetings.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by or at the request of the Chairman of the Board of

Directors, the President, or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors.


Section 3.07   Notice.

Notice of the date, time, and place of any special meeting of the Board of Directors shall be delivered personally or by telephone to each director or sent by mail, express courier, or facsimile, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least five (5) days before the time of the holding of the meeting. If the notice is delivered personally, by express courier, or by telephone, facsimile, or telegraph, it shall be delivered at least forty-eight (48) hours before the meeting begins. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate it to the director. Any director may waive notice of any meeting by delivering a written waiver to the corporation to file in its corporate records, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and does not thereafter vote for or consent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors needs to be specified in the notice or waiver of notice of such meeting.


Section 3.08   Quorum.

A majority of the authorized number of directors as fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum shall be present.


Section 3.09   Manner of Acting.

The act of a majority of the directors present at a meeting at which a quorum is present shall, unless the act of a greater number of directors is required by the Articles of Incorporation of the corporation or these Bylaws, be the act of the Board of Directors.


Section 3.10   Vacancies and Newly-Created Directorships.

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, or by the affirmative vote of the majority of shares entitled to vote for directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. The term "vacancy" includes any directorship authorized under Section 3.2 but not filled by shareholders at the annual meeting, whether or not such directorship had previously been filled.


Section 3.11   Fees and Compensation.

Directors may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This section shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.


Section 3.12   Presumption of Assent.

A director who is present at a meeting of the Board of Directors when corporate action is taken is considered to have consented to the action taken at the meeting unless the director objects at the beginning of the meeting, or promptly upon arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or consent to any action taken at the meeting, or the director contemporaneously requests his or her dissent or abstention as to any specific action to be entered into the minutes of the meeting, or the director causes written notice of a dissent or abstention as to a specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the corporation promptly after adjournment of the meeting.


Section 3.13   Resignations.

A director may resign at any time by giving a written notice of resignation to either the Chairman of the Board of Directors, the President, a Vice-President, or the Secretary or Assistant Secretary, if any. Unless otherwise provided in the resignation, the resignation shall become effective when the notice is received by an officer or director of the corporation. If the resignation is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.


Section 3.14   Action by Written Consent.

Any action required to be taken at a meeting of the Board of Directors of the corporation or any other action that may be taken at a meeting of the Board of Directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee and may be described as such in any document or instrument. Action taken pursuant to this Section is effective when the last director signs a writing describing the action taken, unless the Board of Directors establishes a different effective date.

Section 3.15   Meetings by Telephone Conference Call.

Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone call or similar communications equipment by which all persons participating in the meeting can hear each other throughout the meeting. Participation in such a meeting shall constitute presence in person at such meeting.


Section 3.16   Removal of Directors.

The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the Articles of Incorporation provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director. A director may be removed only if the number of votes cast to remove such director exceeds the number of votes cast not to remove such director.


                          ARTICLE IV.    COMMITTEES


Section 4.01   Committees.

The Board of Directors may, from time to time by resolution adopted by a majority of the Board of Directors, designate from among its members one or more committees, including, but not limited to, a Compensation Committee and an Audit Committee, each of which shall have such authority of the Board of Directors as may be specified in the resolution of the Board of Directors designating such committee; provided, however, that any such committee so designated shall have no powers that are not allowed under the Maryland General Corporation Law. The chairman of any such committee shall be designated by the Board of Directors. Each committee must have at least two directors as members. The Board of Directors shall have power at any time to change the members of any such committee, designate alternate members of any such committee, and fill all vacancies therein. Any such committee shall serve at the pleasure of the Board of Directors.


Section 4.02   Procedures, Meetings and Quorum.

Meetings of any committee designated by the Board of Directors may be held at such times and places as the chairman of such committee shall from time to time determine. Notice of such meetings shall be given within the same times and by the same means as set forth in these Bylaws for meetings of the Board of Directors. At every meeting of any such committee, the presence of a majority of all of the members of such committee shall be necessary for the transaction of business, and the action of any such committee must be authorized by the affirmative vote of a majority of the members present at such meeting at which a quorum is present. Any such committee shall keep minutes of its proceedings, and all action by such committee shall be reported to the Board of Directors at its meeting next succeeding such action. Any action by a committee shall be subject to review by the Board of Directors, provided, no rights of third parties shall be affected by such review.

                           ARTICLE V.     OFFICERS


Section 5.01   Officers.

Except as provided otherwise by a resolution of the Board of Directors, the officers of the corporation shall be a President, one or more Vice-Presidents as may be determined by resolution of the Board of Directors, a Secretary, and a Treasurer. Any two or more offices may be held by the same person. The corporation may also have, at the discretion of the Board of Directors, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed by the Board of Directors. Officers need not be shareholders of the corporation.


Section 5.02   Appointment, Term of Office and Qualification.

The officers of the corporation shall be appointed by, and serve at the pleasure of, the Board of Directors, subject to any rights of an officer under any contract of employment. Appointment of officers shall take place annually or at such other intervals as the Board of Directors may determine, and may be made at regular or special meetings of the Board of Directors or by the written consent of the directors. Each officer shall hold office until his or her successor shall have been duly appointed and qualified or until such officer's death, resignation, or removal in the manner provided in these Bylaws. No officer provided for in this Article 5 need be a director of the corporation nor shall any such officer be a director unless elected a director in accordance with these Bylaws.


Section 5.03   Resignations.

Any officer may resign at any time by delivering a written resignation to the Board of Directors, the President, or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon such delivery of the resignation; and, unless otherwise specified in the resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.


Section 5.04   Removal.

Any officer may be removed by the Board of Directors or by a committee, if any, if so authorized by the Board of Directors, whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.


Section 5.05   Vacancies and Newly-Created Offices.

A vacancy in any office may be filled by the Board of Directors at any regular or special meeting or by the unanimous written consent of the directors.


Section 5.06   President.

Unless the Board of Directors shall otherwise determine, the President shall be the chief executive officer of the corporation, and, if so designated by resolution of the Board of Directors, shall also have the title Chief Executive Officer, and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business, officers, employees, and agents of the corporation. The President shall, when present, preside at meetings of the shareholders. The President shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.


Section 5.07   Vice-Presidents.

In the absence or disability of the President, the Vice-Presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice-President designated by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-Presidents shall have such other powers and perform such other duties as may from time to time be prescribed for them by the Board of Directors, these Bylaws, the President, or the Chairman of the Board of Directors and, unless otherwise so prescribed, the powers and duties customarily vested in the office of Vice-President of a corporation.


Section 5.08   Secretary.

The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of the proceedings of all meetings of, and a record of all actions taken by, the Board of Directors or any committees of the Board of Directors. The Secretary shall cause all notices of meetings to be duly given in accordance with the provisions of these Bylaws and as required by the Maryland General Corporation Law.

The Secretary shall be the custodian of the corporate records and of the seal, if any, of the corporation. Unless otherwise required by law or by the Board of Directors, the adoption or use of a corporate seal is not required.

The Secretary shall see that the books, reports, statements, certificates, and other documents and records required by the Maryland General Corporation Law are properly kept and filed.

The Secretary shall have charge of the stock books of the corporation and cause the stock and transfer books to be kept in such manner as to show at any time the amount of the stock of the corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the alphabetically arranged names and addresses of the holders of record thereof, the number of shares held by each holder, and the time when each became a holder of record. The Secretary shall exhibit at all reasonable times to any director, upon application, the original or duplicate stock register. The Secretary shall cause the stock ledger to be kept and exhibited at the principal office of the corporation in the manner and for the purposes provided by these Bylaws and the Maryland General Corporation Law.

The Secretary shall perform all duties incident to the office of Secretary and such other duties as are given to him or her by law or these Bylaws or as from time to time may be assigned by the Board of Directors.


Section 5.09   Treasurer.

The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and the Board of Directors, whenever they request it, an account of all of transactions taken as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.


Section 5.10   Assistant Secretaries and Treasurers.

Any Assistant Secretaries or Assistant Treasurers elected by the Board of Directors shall perform such of the duties of the Secretary or the Treasurer, respectively, as may be assigned to them by the officers they are elected to assist, or as may otherwise be prescribed for them by the Board of Directors.

Section 5.11   Salaries.

The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any officers. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he or she is also a director of the corporation.


Section 5.12   Surety Bonds.

In the event the Board of Directors shall so require, any officer or agent of the corporation shall provide the corporation with a bond, in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the corporation, including responsibility for negligence and for the accounting of all property, monies, or securities of the corporation that may come under his or her responsibility.


 ARTICLE VI.    EXECUTION OF INSTRUMENTS, BORROWING OF MONEY AND DEPOSIT OF
                               CORPORATE FUNDS


Section 6.01   Instruments.

The Board of Directors may authorize any officer, agent, or agents, to enter into any contract or execute and deliver any instrument in the name of, and on behalf of, the corporation, and such authority may be general or confined to specific instances.


Section 6.02   Loans.

No loan to the corporation shall be contracted, no negotiable paper or other evidence of its obligation under any loan to the corporation shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the corporation, unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.


Section 6.03   Deposits.

 All monies of the corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as from time to time may be selected by any officer or agent authorized so to do by the Board of Directors.

Section 6.04   Checks, Drafts, etc.

All checks, drafts, acceptances, notes, endorsements, and, subject to the provisions of these Bylaws, evidences of indebtedness of the corporation shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be in such manner as the Board of Directors from time to time may determine.


Section 6.05   Bonds and Debentures.

Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument signed by the President or a Vice-President and by the Secretary. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers named thereon may be a facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.


Section 6.06   Sale, Transfer, etc. of Securities.

Sales, transfers, endorsements, and assignments of shares of stock, bonds, and other securities owned by or standing in the name of the corporation and the execution and delivery on behalf of the corporation of any and all instruments in writing incident to any such sale, transfer, endorsement, or assignment, shall be effected by the President, or by any Vice-President, together with the Secretary, or by any officer or agent thereunto authorized by the Board of Directors.


Section 6.07   Proxies in Other Corporations.

Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the corporation shall be executed and delivered on behalf of the corporation by the President or any Vice-President and the Secretary of the corporation or by any officer or agent thereunto authorized by the Board of Directors.

                        ARTICLE VII.   CAPITAL STOCK


Section 7.01   Stock Certificates.

The shares of the corporation may, but need not be, represented by certificates. If the shares are represented by certificates, the certificates shall be signed by two officers as designated by the Board of Directors, or in the absence of such designation, any two of the following officers: the President, any Vice-President, the Secretary, or any Assistant Secretary of the corporation. The signatures of the designated officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issue.

If the corporation is authorized to issue different classes of shares or a different series within a class, the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and relative rights determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series, must be summarized on the front or back of each share certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing, without charge.

Each certificate representing shares shall also state upon the face thereof:

(a) The name of the issuing corporation and that it is organized under the laws of the State of Maryland.

(b)  The name of the person to whom the certificate is issued.

(c) The number and class of shares, and the designation of the series, if any, which such certificate represents.

There shall be entered upon the stock transfer books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number and kind, class, or series of such shares, and the date of issuance thereof. Every certificate exchanged or returned to the corporation shall be marked "Cancelled" with the date of cancellation. Unless otherwise required by the Maryland General Corporation Law, or by the Board of Directors in accordance with applicable law, the foregoing with respect to shares does not affect shares already represented by certificates.


Section 7.02   Shares Without Certificates.

The Board of Directors may authorize the issuance of some or all of the shares of any or all of the classes or series of the corporation's stock without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required on certificates as stated in Section 7.01 of these Bylaws.

Section 7.03   Transfer of Stock.

Transfers of stock shall be made only upon the stock transfer books of the corporation kept at the principal office of the corporation or by the transfer agent(s) designated to transfer shares of the stock of the corporation. Except where a certificate is issued in replacement of a lost or destroyed certificate as provided in these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor. Except as otherwise provided by law, the corporation and the transfer agent(s) and registrar(s), if any, shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable, or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof.


Section 7.04   Restrictions on Transfer or Registration of Shares.

The Board of Directors may, as they may deem expedient, impose restrictions on the transfer or registration of transfer of shares of the corporation. The restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction or otherwise consented to the restriction.

The restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder, if the restriction is authorized by the Maryland General Corporation Law and its existence is noted conspicuously on the front or back of the certificate, or if the restriction is contained in the information statement that is sent to shareholders whose shares are not represented by certificates pursuant to
Section 7.02 of these Bylaws.


Section 7.05   Regulations.

Subject to the provisions of these Bylaws and of the Articles of Incorporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for shares of the stock of the corporation.


Section 7.06   Transfer Agent(s) and Registrar(s).

The Board of Directors may appoint one or more transfer agent(s) and one or more registrar(s) with respect to the certificates representing shares of stock of the corporation, and may require all such certificates to bear the signature of either or both. The Board of Directors may from time to time define the respective duties of such transfer agent(s) and registrar(s).

Section 7.07   Lost or Destroyed Certificates.

In the event of the loss or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft, or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.


Section 7.08   Consideration for Shares.

The Board of Directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefits to the corporation, including cash, promissory notes, services performed, contracts or arrangements for services to be performed, or other securities of the corporation. The terms and conditions of any tangible or intangible property or benefit to be provided in the future to the corporation, including contracts or arrangements for services to be performed, shall be set forth in writing. The corporation may place in escrow shares issued in consideration for contracts, arrangements for future services or benefits, or in consideration of a promissory note, or make other arrangements to restrict transfer of the shares issued for any such consideration, and may credit distributions in respect of the shares against the purchase price until the services are performed, the note is paid, or the payments are received. If the specified future services are not performed, the note is not paid, or the benefits are not received, the shares escrowed or restricted or the distributions credited may be cancelled in whole or in part.


                       ARTICLE VIII.  INDEMNIFICATION


Section 8.01   Indemnification.

The corporation may, to the maximum extent and in the manner permitted by the Maryland General Corporation Law, indemnify an individual made a party to a proceeding because he or she is or was a director, against liability incurred in the proceeding. Termination of the proceeding by judgment, order, settlement, conviction, upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the standard of conduct described in this section.


Section 8.02   Money Damages; Certain Restrictions.

The directors and officers of the corporation shall not be liable to the corporation or its stockholders for money damages, except that this limitation shall not apply:

(1) To the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received;
(2) To the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or
(3) With respect to any action described in subsection (c) of this section.


Section 8.03   Exceptions.

The limitation in section 8.02 does not apply to an action brought by or on behalf of a State governmental entity, receiver, conservator, or depositor against a director or officer of:

(1) A banking institution as defined in 1-101 of the Financial Institutions Article of the State of Maryland;
(2) A credit union as described in 6-301 of the Financial Institutions Article of the State of Maryland;
(3) A savings and loan association as defined in 8-101 of the Financial Institutions Article of the State of Maryland; or
(4) A subsidiary of a banking institution, credit union, or savings and loan association described in this subsection.


Section 8.04   Mandatory Indemnification.

The corporation shall indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

(1) (i) The act or omission of the director was material to the matter giving rise to the proceeding; and 1. was committed in bad faith; or 2. was the result of active and deliberate dishonesty; or (ii) the director actually received an improper personal benefit in money, property, or services; or
(iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

(2) (i) Indemnification shall be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. (ii) However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

(3) (i) The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth herein. (ii) The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.

(4) The corporation shall indemnify a director and advance expenses hereunder for a proceeding brought by that director against the corporation, if (i) the proceeding is brought to enforce indemnification under this section; or (ii) if a resolution of the board of directors of the corporation, or an agreement approved by the board of directors of the corporation to which the corporation is a party expressly provides for such indemnification and advance of expenses.


Section 8.05 No indemnification of director liable for improper personal benefit.

A director may not be indemnified under Article VIII in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

Section 8.06 Required indemnification against expenses incurred in successful defense.

Unless limited by the charter:

(1) A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in Article VIII of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.

(2) A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances: (i) If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or (ii) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in section 8.04 or has been adjudged liable under the circumstances described in 8.05, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in section 8.05 shall be limited to expenses.

(3) A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.


Section 8.07   Determination that indemnification is proper.

(1) Indemnification under the following subsection may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in the following subsection of this section.

(2) Such determination shall be made:(i) By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate; (ii) By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or (iii) By the stockholders.

(3) Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (ii) of paragraph two of this subsection for selection of such counsel.

(4) Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.


Section 8.08   Payment of expenses in advance of final disposition of action.

(1) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of: (i) A written affirmation by the director of the director's good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and (ii) A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(2) The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

(3) Payments under this section shall be made as provided by the charter, bylaws, or contract or as specified in section 8.06.


Section 8.09   Validity of indemnification provision.

The indemnification and advancement of expenses provided or authorized by this section shall not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

Section 8.10 Reimbursement of director's expenses incurred while appearing as witness.

This section does not limit the corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.


Section 8.11   Director's service to employee benefit plan.

For purposes of this section:

(1) The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director's duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan;

(2) Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and

(3) Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director's duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.


Section 8.12   Officer, employee or agent.

(1) An officer of the corporation shall be indemnified as and to the extent provided for a director and shall be entitled, to the same extent as a director, to seek;

(2) The corporation shall indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and

(3) The corporation, in addition, shall indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided these bylaws, general or specific action of its board of directors, or contract.


Section 8.13   Insurance or similar protection.

(1) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

(2) The corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section.

(3) The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.


Section 8.14   Report of indemnification to stockholders.

Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to the meeting.


Section 8.15   General Indemnification.

The indemnification and advancement of expenses provided by this Article VIII shall not be construed to be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these Bylaws, any agreement, any vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.


                         ARTICLE IX.    FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.


                          ARTICLE X.     DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.


                          ARTICLE XI.    AMENDMENTS

These Bylaws may be amended by the Board of Directors or by the shareholders.

                           CERTIFICATE OF ADOPTION

                                     OF

                                   BYLAWS

                                     OF

                              NBO SYSTEMS, INC.

                           A MARYLAND CORPORATION

The undersigned hereby certifies that she is the duly elected, qualified, and acting Secretary of NBO SYSTEMS, Inc. and that the foregoing Bylaws were submitted to and approved and adopted by the Board of Directors of the corporation at a special meeting of the Board of Directors held on January 31, 2002.

DATED this 31st day of January, 2002.


/s/ Kent Jasperson
_____________________________
D. Kent Jasperson, Secretary